CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	THE MANAGERS FUNDS – MANAGERS AMG ESSEX LARGE CAP GROWTH FUND, SPECIAL EQUITY FUND, INTERNATIONAL EQUITY FUND, EMERGING MARKETS EQUITY FUND, BOND FUND, GLOBAL BOND FUND & MONEY MARKET FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 9, 2010	/s/ John H. Streur
John H. Streur
President

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	THE MANAGERS FUNDS – MANAGERS AMG ESSEX LARGE CAP GROWTH FUND, SPECIAL EQUITY FUND, INTERNATIONAL EQUITY FUND, EMERGING MARKETS EQUITY FUND, BOND FUND, GLOBAL BOND FUND & MONEY MARKET FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: March 9, 2010	/s/ Donald S. Rumery
Donald S. Rumery
Chief Financial Officer